SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)0-27610

(Commission File No.)11-2882328

(IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio

45236

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting second quarter financial results.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated August 3, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: August 3, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts	Investor Relations Contacts	Media Contact
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.	The Dilenschneider Group
Stephen N. Joffe, Chairman & CEO	Bruce Voss (Bruce@lhai.com)	Joel Pomerantz
Alan Buckey, CFO	Zachary Bryant (Zachary@lhai.com)	(212) 922-0900
(513) 792-9292	(310) 575-4848
www.lca-vision.com	Kim Sutton Golodetz (Kim@lhai.com)
www.lasikplus.com	(212) 838-3777
www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION REPORTS SECOND QUARTER FINANCIAL RESULTS

-Contribution Margin Reaches a High of 78.5%-

CINCINNATI (August 3, 2000) - LCA-Vision Inc. (NASDAQ NM: LCAV), a leading national provider of laser vision correction services, today reported financial results for the 2000 second quarter.

Laser vision correction revenues for the three months ended June 30, 2000 were $15,004,000, compared with $14,346,000 in the same period last year and $18,171,000 in the first quarter of 2000, the seasonally strongest quarter. Total revenues for the second quarter of 2000 were $15,109,000, compared with $14,730,000 for the same period last year. Average price realization per procedure declined from $1,452 in the first quarter of 2000 to $1,080 in the second quarter. Despite this price decrease, contribution margin on a sequential quarter basis was up from 67.8% to 78.5%. Contribution margin is calculated by deducting medical, professional and license fees from laser refractive surgery revenues. Contribution margin in the second quarter was aided by lower per-procedure royalties on VISX lasers and by lower professional fees.

For the three months ended June 30, 2000, LCA-Vision reported a net loss of $668,000, or $0.01 per basic and diluted share, compared with net income of $2,347,000 or $0.05 per basic and diluted share, in the second quarter of 1999.

Net loss for the six months ended June 30, 2000 was $606,000, or $0.01 per basic and diluted share, compared with net income of $3,977,000, or $0.09 cents per basic and diluted share, in the comparable period last year. Laser vision correction revenues for the first half of 2000 were $33,155,000, up 20% over $27,735,000 in the six months ended June 30, 1999. Total revenues for the first half of 2000 were $33,281,000, compared with $28,597,000 for the same period in 1999.

"The second quarter began somewhat slowly with results impacted by intense competitive pricing in most markets we serve, increased marketing expenses and the up-front costs of opening four new LasikPlus centers," said Stephen Joffe, chairman and chief executive officer of LCA-Vision. "However, as we moved through the spring, procedure volume accelerated, with June results the best in our history. We entered the current quarter with an impressive number of procedures scheduled in July as well as in August, and anticipate accelerating growth. We plan to open seven additional LasikPlus centers this year, including the August 7th opening of our 27th U.S. center. We are confident that patients served by these centers, along with our existing ones, will continue to embrace the LasikPlus program."

Mr. Joffe went on to say, "LCA-Vision's core business model is profitable and generating cash. We have committed to an aggressive new center opening program to better position the Company for continued growth and long-term profitability."

Through the end of July, under the previously announced share buyback program, the Company has purchased a total of 930,995 shares of common stock at an average price of $2.81.

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today beginning at 11:00 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Vcall, a service of the Investor Broadcast Network, at www.vcall.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. A replay will begin shortly after the call has ended and will be available for 90 days.

In addition to its 27 U.S. centers, LCA-Vision owns two facilities in Canada and one in Europe. The company is also licensing its business model to Japan's Rei Corporation, which is opening LasikPlus centers across the island nation.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time

[Tables to Follow]

LCA-VISION INC.
Condensed Consolidated Statements of Income
for the Six Months Ended June 30, 2000 and 1999
(Unaudited)

	Dollars in thousands except per-share amounts
	Three months ended June 30		Six months ended June 30
Revenues	2000 ---------------------	1999 --------------------	2000 -------------------	1999 -----------------
Laser refractive surgery	$15,004	$14,346	$33,155	$27,735
Other	105 ---------------------	384 --------------------	126 -------------------	862 -----------------

Total Revenues	15,109	14,730	33,281	28,597

Operating costs and expenses
Medical professional and license fees	3,224	6,186	9,077	12,201
Direct costs of service	5,516	2,732	10,160	5,288
General and administrative expenses	3,700	2,357	7,042	5,002
Marketing and advertising	4,141	896	8,268	1,438
Depreciation	845	724	1,621	1,069
Restructuring accrual	- ------------------	(150) -------------------	- ------------------	- ------------------

Operating income (loss)	(2,317)	1,985	(2,887)	3,599

Equity in earnings from unconsolidated businesses	3	94	9	417
Interest expense	(19)	(27)	(40)	(120)
Interest income	719	129	1,395	276
Other income (expense)	537 ------------------	218 -------------------	555 ------------------	(59) -----------------

Income (loss) before taxes on income	(1,077)	2,399	(968)	4,113

Income tax expense/(benefit)	(409) -----------------	8 -------------------	(362) -----------------	8 -----------------

Net income (loss)	(668)	2,391	(606)	4,105

Preferred stock dividends	-	44	-	128

Income (loss) applicable to common stock	$(668) ============	$2,347 ============	$(606) ===========	$3,977 ===========

Income per common share
Basic	$(0.01)	$0.05	$(0.01)	$0.09
Diluted	$(0.01)	$0.05	$(0.01)	$0.09

Weighted average shares outstanding
Basic	51,881	45,450	51,873	44,614
Diluted	52,652	49,035	53,655	47,962

LCA-Vision Inc.
Condensed Consolidated Balance Sheet (Unaudited)
June 30, 2000 - December 31, 1999 Dollars in Thousands

	June 30, 2000	December 31, 1999

Assets
Current Assets
Cash and cash equivalents	$6,665	$11,891
Short-term investments	38,228	37299
Accounts receivable, net	3,791	1971
Deferred tax asset	631	631
Pre-paid expenses, inventory and other	1,834 --------------------	1,984 ------------------

Total current assets	51,149	53,776

Property and equipment, net	13,700	9,726
Goodwill, net	828	902
Deferred tax asset	13,162	12,950
Obligations due from shareholders	708	708
Investment in unconsolidated business	256	254
Other assets	2,674 --------------------	6,974 ------------------

Total assets	$82,477 ============	$85,290 ===========

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$5,795	$2,458
Accrued liabilities and taxes	1,582	1,821
Debt maturing in one year	455 --------------------	676 ------------------

Total current liabilities	7,832	4,955

Long-term debt	119	250
Commitments and contingencies	-	-
Minority equity interest	18	40

Shareholders' investment
Preferred stock	-	-
Common stock ($0.001 par value; 52,077,878 shares
and 51,513,989 shares issued)	111	111
Contributed capital	89,562	88,348
Warrants	2,353	6,362
Notes receivable from shareholders	(610)	-
Common stock in treasury, at cost (542,909 shares)	(1,532)	(30)
Accumulated deficit	(15,384)	-14771
Foreign currency translation adjustment	8 -------------------	25 -------------------

	74,508 -------------------	80,045 -------------------

Total liabilities and shareholders' investment	$82,477 ===========	$85,290 ===========